SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 28, 2018

                        INTERFACE, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	001-33994	58-1451243
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1280 West Peachtree Street NW Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (770) 437-6800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 2.05        COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.
        On December 28, 2018, Interface, Inc. (“the Company”) committed to a new restructuring plan as part of its continuing efforts to improve efficiencies and streamline operations to more closely align its operating structure with its business and value creation strategy. The plan involves (i) a reduction of approximately 200 positions globally and (ii) the write-down of certain obsolete, underutilized and impaired information technology and manufacturing assets.

        As a result of this plan, the Company expects to incur a pre-tax restructuring and asset impairment charge in the fourth quarter of 2018 of approximately $22.0 million. The charge is comprised of severance expenses ($12.7 million), impairment of assets ($8.2 million) and other items ($1.1 million). The charge is expected to result in future cash expenditures of $13.5 million, primarily for severance payments ($12.5 million). The restructuring plan is expected to be substantially complete in the first half of 2019. The plan is expected to yield gross annual savings of approximately $12.5 million, however; the Company expects to redeploy essentially all of the anticipated savings toward the funding of sales and strategic growth initiatives and those investments will start in 2019 yielding negligible net savings on the Company’s income statement.
ITEM 2.06        MATERIAL IMPAIRMENTS.
        In connection with the above-described restructuring plan, which the Company committed to on December 28, 2018, the Company expects to record a non-cash charge of $8.2 million in the fourth quarter of 2018 for material impairment of assets that include the write-down of certain obsolete, underutilized and impaired information technology and manufacturing assets.
        This Current Report on Form 8-K contains statements which constitute “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those forward-looking statements include statements regarding the anticipated future charges, expenditures and savings relating to the restructuring plan described above. In particular, all of the anticipated charges, expenditures, savings and time frame relating to the restructuring plan described above are estimates and are therefore subject to change. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including risks and uncertainties associated with economic conditions in the commercial interiors industry as well as the risks and uncertainties discussed under the heading “Risk Factors” included in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as updated by the additional risk factor included in Item 1A of Part II of the Company’s Quarterly Report on Form 10-Q for the fiscal year ended July 1, 2018, which discussion is incorporated herein by this reference. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company assumes no responsibility to update or revise forward-looking statements made in this report except as required by law and cautions readers not to place undue reliance on any such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.

By:	/s/ Bruce A. Hausmann
Bruce A. Hausmann
Vice President
Date: January 3, 2019